EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

Capitol Bancorp Limited Retirement Plan
Lansing, Michigan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-30521) of Capitol Bancorp Limited of our report dated June 24, 2013, relating to the financial statements and supplemental schedule of Capitol Bancorp Limited Retirement Plan which appear in this Form 11-K for the year ended December 31, 2012.

/s/BDO USA, LLP

Grand Rapids, Michigan
June 24, 2013